Exhibit 10.9
TRADEMARK SECURITY AGREEMENT
          This TRADEMARK SECURITY AGREEMENT (this “Trademark Security Agreement”) is made as of this 12th day of March, 2010, among Grantors listed on the signature pages hereof (collectively, jointly and severally, “Grantors” and each individually “Grantor”), and SUNTRUST BANK, in its capacity as collateral agent for the Secured Parties (together with its successors, “Collateral Agent”).
W I T N E S S E T H:
          WHEREAS, pursuant to that certain Credit Agreement, dated as of the date hereof (as amended, restated, supplemented, Refinanced, in whole or in part, replaced or otherwise modified from time to time, the “Credit Agreement”), by and among Zayo Group, LLC, a Delaware limited liability company (the “Administrative Borrower”), Zayo Capital, Inc., a Delaware corporation (“Zayo Capital”; and together with the Administrative Borrower, each, individually a “Borrower” and, collectively, the “Borrowers”), the Persons party thereto from time to time as Guarantors (the “Guarantors”), the financial institutions party thereto as lenders (the “Lenders”), SunTrust Bank, as the Issuing Bank, SunTrust Bank, as the administrative agent for the Lenders (the “Administrative Agent”), and SunTrust Bank, as Collateral Agent, the Lender Group is willing to make certain financial accommodations available to the Borrower from time to time pursuant to the terms and conditions thereof;
          WHEREAS, pursuant to that certain Indenture, dated as of the date hereof (as amended, restated, supplemented, Refinanced, in whole or in part, replaced or otherwise modified from time to time, the “Indenture”), by and among the Borrower, the Guarantors and The Bank of New York Mellon Trust Company, N.A. , as indenture trustee for the holders of the Senior Note Indebtedness (the “Trustee”; together with the Lender Group, Collateral Agent and the holders from time to time of the Senior Note Indebtedness, and any Additional Loan and Notes Secured Parties (as defined in the Intercreditor Agreement), the “Secured Parties”), the Borrowers issued or propose to issue their 10.25% Senior Secured Notes due 2017 in the original principal amount of $250,000,000;
          WHEREAS, the Secured Parties are willing to make the financial accommodations to the Borrower as provided for in the Credit Agreement and the Indenture, but only upon the condition, among others, that Grantors shall have executed and delivered to Collateral Agent, for the benefit of the Secured Parties, that certain Security Agreement, dated as of March 12, 2010, (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Security Agreement”); and
          WHEREAS, pursuant to the Security Agreement, Grantors are required to execute and deliver to Collateral Agent, for the benefit of the Secured parties, this Trademark Security Agreement;
          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantors hereby agree as follows:

     1. DEFINED TERMS. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Security Agreement or, if not defined therein, in the Credit Agreement.
     2. GRANT OF SECURITY INTEREST IN TRADEMARK COLLATERAL. Each Grantor hereby grants to Collateral Agent, for the benefit of the Secured Parties, a continuing first priority security interest in all of such Grantor’s right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the “Trademark Collateral”):
          (a) all of its Trademarks (other than any intent-to-use United States Trademark application for which an amendment to allege use or statement of use has not been filed and accepted by the United States Patent and Trademark Office) and Trademark Intellectual Property Licenses to which it is a party including those referred to on Schedule I hereto;
          (b) all goodwill, trade secrets, proprietary or confidential information, technical information, procedures, formulae, quality control standards, designs, operating and training manuals, customer lists, and other General Intangibles with respect to the foregoing;
          (c) all reissues, continuations or extensions of the foregoing;
          (d) all goodwill of the business connected with the use of, and symbolized by, each Trademark and each Trademark Intellectual Property License; and
          (e) all proceeds of the foregoing, including any claim by such Grantor against third parties for past, present or future (i) infringement or dilution of any Trademark or any Trademark licensed under any Intellectual Property License or (ii) injury to the goodwill associated with any Trademark or any Trademark licensed under any Intellectual Property License.
     3. SECURITY FOR OBLIGATIONS. This Trademark Security Agreement and the Security Interest created hereby secures the payment and performance of all the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Trademark Security Agreement secures the payment of all amounts which constitute part of the Obligations and the Senior Note Indebtedness and would be owed by Grantors, or any of them, to Collateral Agent, the Secured Parties, or any of them, whether or not they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Grantor.
     4. SECURITY AGREEMENT. The security interests granted pursuant to this Trademark Security Agreement are granted in conjunction with the security interests granted to Collateral Agent, for the benefit of the Secured Parties, pursuant to the Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of Collateral Agent with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

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     5. AUTHORIZATION TO SUPPLEMENT. If any Grantor shall obtain rights to any new trademarks, the provisions of this Trademark Security Agreement shall automatically apply thereto. Grantors shall give prompt notice in writing to Collateral Agent with respect to any such new trademarks or renewal or extension of any trademark registration. Without limiting Grantors’ obligations under this Section 5, Grantors hereby authorize Collateral Agent unilaterally to modify this Agreement by amending Schedule I to include any such new trademark rights of Grantors. Notwithstanding the foregoing, no failure to so modify this Trademark Security Agreement or amend Schedule I shall in any way affect, invalidate or detract from Collateral Agent’s continuing security interest in all Collateral, whether or not listed on Schedule I.
     6. COUNTERPARTS. This Trademark Security Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. In proving this Trademark Security Agreement, any other Loan Document or any other Senior Note Document in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures delivered by a party by facsimile transmission or other electronic transmission shall be deemed an original signature hereto.
     7. CONSTRUCTION. Unless the context of this Trademark Security Agreement, any other Loan Document or any other Senior Note Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Trademark Security Agreement refer to this Trademark Security Agreement as a whole and not to any particular provision of this Trademark Security Agreement. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Trademark Security Agreement, in any other Loan Document, or in any other Senior Note Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to the satisfaction or repayment in full of the Obligations and the Senior Note Indebtedness shall mean the repayment in full in cash (or cash collateralization in accordance with the terms hereof) of all Obligations and Senior Note Indebtedness other than unasserted contingent indemnification Obligations and Senior Note Indebtedness. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein, in any other Loan Document or in any other Senior Note Document shall be satisfied by the transmission of a Record and any Record so transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.
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          IN WITNESS WHEREOF, each Grantor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

GRANTORS:	ZAYO GROUP, LLC
	By:	/s/ Ken desGarennes
		Name:	Ken desGarennes
		Title:	Chief Financial Officer

ZAYO BANDWIDTH TENNESSEE, LLC
	By:	/s/ Ken desGarennes
		Name:	Ken desGarennes
		Title:	Chief Financial Officer

ZAYO ENTERPRISE NETWORKS, LLC
	By:	/s/ Ken desGarennes
		Name:	Ken desGarennes
		Title:	Chief Financial Officer

ZAYO COLOCATION, INC.
	By:	/s/ Ken desGarennes
		Name:	Ken desGarennes
		Title:	Chief Financial Officer
Trademark Security Agreement

ACCEPTED AND ACKNOWLEDGED BY:	SUNTRUST BANK, as Collateral Agent
	By:	/s/ Horace J. Zona III
		Name:	Horace J. Zona III
		Title:	Managing Director

Trademark Security Agreement

Schedule 1
Trademark Registrations/Applications, Trademark Licenses
U.S. Trademarks:

		Application Serial	Registration Number/
Registered Owner	Trademark Description	Number/Filing Date	Registration Date
Zayo Group, LLC	ZAYO BANDWIDTH	77245166 August 2, 2007	3500859 September 16, 2008

Zayo Group, LLC	ZAYO	77244680 August 1, 2007	3500857 September 16, 2008

Zayo Group, LLC	ZCOLO	77825058 September 11, 2009	Application Still Pending

Zayo Bandwidth Tennessee, LLC	MEMPHIS NETWORX & Design	75873249 December 17, 1999	2572278 May 21, 2002

Zayo Bandwidth Tennessee, LLC (formerly known as Memphis Networx, LLC)*	MEMPHIS NETWORX THE BACKBONE OF THE CITY & Design	76537187 August 4, 2003	2878837 August 31, 2004

Zayo Bandwidth Tennessee, LLC	MEMPHIS NETWORX	75873248 December 17, 1999	2545349 March 5, 2002

Zayo Enterprise Networks, LLC (formerly known as VoicePipe Communications, LLC)*	VOICEPIPE	78202250 January 10, 2003	2853563 June 15, 2004

Zayo Colocation, Inc. (formerly known as FiberNet Telecom Group, Inc.)*		78693888 August 16, 2005	3395986 March 11, 2008

Zayo Colocation, Inc. (formerly known as FiberNet Telecom Group, Inc.)*		77044317 November 15, 2006	3361370 January 1, 2008

		Application Serial	Registration Number/
Registered Owner	Trademark Description	Number/Filing Date	Registration Date
Zayo Colocation, Inc. (formerly known as FiberNet Telecom Group, Inc.)*		77037993 November 6, 2006	3350844 December 11, 2007

Zayo Colocation, Inc. (formerly known as FiberNet Telecom Group, Inc.)*		78750871 November 9, 2005	3198383 January 16, 2007

*	Per schedule 6.20 to the Credit Agreement, the applicable Borrower Party shall update ownership information of record for this Trademark.
Foreign Trademarks:

None issued or pending.
Trademark Licenses:

None issued or pending.
Trade Names:
1.	Zayo Group, LLC was formerly CII Holdco, Inc. Its name was changed to Zayo Bandwidth, Inc. on August 13, 2007 and it was converted from Zayo Bandwidth, Inc. and its name changed to Zayo Group, LLC on February 15, 2008.

2.	Zayo Enterprise Networks, LLC was formerly Zayo Managed Services, LLC and VoicePipe Communications, LLC. VoicePipe Communications, LLC was formerly VoicePipe Communications, Inc. and was originally a division of ICG Communications, Inc.

3.	Zayo Bandwidth Tennessee, LLC was formerly Memphis Networx, LLC (prior to August 22, 2007)

4.	Zayo Colocation, Inc. was formerly known as FiberNet Telecom Group, Inc. (prior to January 29, 2010)
Common Law Trademarks:

None.
Trademarks Not Currently in Use:

None.

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